SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2003.

KEY3MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of incorporation)	1-16061 (Commission File Number)	95-4799962 (IRS Employer Identification No.)

5700 Wilshire Blvd., Suite 325
Los Angeles, CA 90036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (323) 954-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

On February 3, 2003, Key3Media Group, Inc. (the “Company”) and the following of its direct and indirect subsidiaries, Key3Media Events, Inc., Key3Media BCR Events, Inc., Key3Media VON Events, Inc., Key3Media Advertising, Inc. and Key3Media BioSec Corporation, filed for relief under Chapter 11 of the United States Bankruptcy Code. The Chapter 11 proceedings are pending in the United States Bankruptcy Court for the District of Delaware (Case No. 03-10323). In accordance with Chapter 11, the Company and its filing subsidiaries remain debtors-in-possession. A copy of the press release issued by the Company in connection with the filings is attached hereto as Exhibit 99.1. As a result of this development, it is extremely unlikely that the Company’s preferred stock and common stock will have any future value.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS

99.1 Press release dated February 3, 2003, concerning Registrant’s filing for relief under Chapter 11 of the United States Bankruptcy Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2003	KEY3MEDIA GROUP, INC. By: Peter B. Knepper Name: Peter B. Knepper Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. 99.1	Description Press release dated February 3, 2002, concerning Registrant’s filing for relief under Chapter 11 of the United States Bankruptcy Code.